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    IMPORTANT NOTICE REGARDING THE MEN'S WEARHOUSE, INC. 401(K) SAVINGS PLAN

                    BLACKOUT PERIOD AND YOUR RIGHTS TO TRADE
        THE MEN'S WEARHOUSE, INC. COMMON STOCK DURING THE BLACKOUT PERIOD


To:     The Men's Wearhouse, Inc. Directors and Executive Officers

From:   Kirk Warren, The Men's Wearhouse, Inc.

Date:   February 17, 2004


         The purpose of this notice is to inform you that The Men's Wearhouse, Inc. 401(k) Savings Plan (the "Plan") will be entering a blackout period on March 22, 2004 due to a trustee and recordkeeper conversion to Union Bank of California's SELECTBENEFIT program. During the blackout period, Plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution. This includes participants' investments in the Men's Wearhouse Stock Fund, which invests primarily in Men's Wearhouse Common Stock.

         The Securities and Exchange Commission ("SEC") has implemented rules under the Sarbanes-Oxley Act of 2002 (P.L. 107-24) which apply to 401(k) plan blackout periods. Because you are a director or executive officer of The Men's Wearhouse, Inc. (the "Company"), please be aware that the blackout period for the Plan has a direct impact on your ability to trade the Company's Common Stock. A copy of the blackout notice provided to the affected Plan participants is attached to this notice.

         The SEC rules provide prohibitions on:

         o an acquisition of issuer equity securities by a director or executive officer during a blackout period if the acquisition is in connection with his or her service or employment as a director or executive officer; and

         o a disposition of issuer equity securities by a director or executive officer during a blackout period if the disposition involves issuer equity securities acquired in connection with his or her service or employment as a director or executive officer.

         Equity securities acquired in connection with the individual's service as a director or officer are subject to the restriction, including securities acquired before the Sarbanes-Oxley Act was passed or before the Company went public. You should note that there is a presumption that any securities sold during a blackout period are not exempt from the rule (that is, the individual corporate insider bears the burden of proving that the securities were not "acquired in connection with service or employment").


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         The SEC rules exempt certain transactions from the trading restriction.
Some of these exemptions are as follows:

         o regularly scheduled purchases or sales of employer securities pursuant to an automatic election, which satisfy SEC Rule 10b5-1;

         o purchases or sales of company stock, other than in a discretionary transaction, under an employee stock purchase plan or a qualified 401(k) retirement plan in the normal course of on-going employee deferrals;

         o increases or decreases in equity holdings resulting from a stock split, stock dividend or pro rata rights distribution;

         o grant of an option or other equity compensation under certain plans; and

         o acquisition or disposition of equity securities involving a bona fide gift.

KEY DATES:

401(k) Blackout Begins: March 22, 2004

401(k) Blackout Expected to End: The week of April 14, 2004

         During the week of April 14, 2004, you should contact Asya Karpinos at The Men's Wearhouse, Inc. at (713) 592-7438, Kirk Warren at The Men's Wearhouse, Inc. at (510) 657-9821, or Claudia Pruitt at The Men's Wearhouse, Inc. at (713) 592-7322 to determine when the blackout period has ended.

         Violations of the insider trading prohibition will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

         Please be aware that on February 17, 2004, a notice will be mailed to all current and former Plan participants to inform them of the blackout period. This meets the 30-day Sarbanes-Oxley advance notice requirement for all plan participants.

         While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout period is needed. If you have any questions concerning this notice, you should contact Asya Karpinos at The Men's Wearhouse, Inc. at (713) 592-7438, Kirk Warren at The Men's Wearhouse, Inc. at (510) 657-9821, or Claudia Pruitt at The Men's Wearhouse, Inc. at (713) 592-7322.


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